PROSPECTUS SUPPLEMENT TO

                       PROSPECTUS DATED FEBRUARY 22, 1999

                                  EVERCEL, INC.

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                  As stated under "Stand-by  Underwriting"  in the Prospectus to which this is a supplement, the Underwriters will offer the Unsubscribed Shares purchased pursuant to their stand-by commitment and not sold by them at a price or prices to be determined, notwithstanding the Prospectus Supplement dated April 9, 1999 to the Prospectus.


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                  The date of this Prospectus Supplement is July 12, 1999